EXHIBIT 99.2
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                                               Contact:  Robert A. Lerman
                                                             860-683-2005
NEWS RELEASE                                                 OTCBB:  TDYT
                                                           April 25, 2006
                                                    For immediate release


                       Thermodynetics' UK subsidiary plans

             share listing on the London Stock Exchange's AIM Market


WINDSOR, CT -- Tuesday, April 25, 2006, TDYT:OTCBB

Thermodynetics' UK subsidiary, Turbotec Products PLC ("TPP"), has notified the London Stock Exchange of its intention to apply for its shares to be admitted to trading on the AIM market ("Admission"). Turbotec Products, Inc. ("Turbotec") is now a wholly owned subsidiary of TPP.

The expectation is that the Admission will be accomplished by the end of April and that approximately $8.5 million will be raised by way of a share placing. The broker handling the transaction is Dawnay, Day Capital Markets and TPP's Nominated Adviser is Dawnay, Day Corporate Finance. Following the share placing and Admission, Thermodynetics will own approximately 56.32% of TPP and UK institutional investors will own the remainder.

ABOUT THERMODYNETICS, TURBOTEC PRODUCTS PLC ("TPP") AND
TURBOTEC PRODUCTS, INC (" TURBOTEC")

Turbotec is a wholly owned operating subsidiary of TPP which in turn is a subsidiary of Thermodynetics. Turbotec is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. Turbotec markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

Turbotec's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.

FORWARD LOOKING STATEMENTS

This   report   contains   certain    forward-looking    statements    regarding
Thermodynetics, TPP and Turbotec, their business prospects and results of operations that are subject to certain risks and

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uncertainties  posed by many  factors and events  that could cause their  actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the ability to successfully and timely develop and finance new projects, the impact of competition on revenues, changes in unit prices, and supply and demand for Turbotec's tubing product lines in the markets served.

When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Thermodynetics, TPP and Turbotec undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect their respective businesses.